Ex: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Second Quarter 2018 Earnings and Declares Increased Dividend

CAMBRIDGE, MA. (July 19, 2018) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent of Cambridge Trust Company, today announced unaudited net income of $6,111,000 for the quarter ended June 30, 2018, representing an increase of $1,597,000, or 35.4%, compared to net income of $4,514,000 for the quarter ended June 30, 2017. Diluted earnings per share were $1.48 for the second quarter of 2018, representing a 34.5% increase over diluted earnings per share of $1.10 for the same quarter of 2017.

For the six months ended June 30, 2018, unaudited net income was $11,916,000, representing an increase of $3,074,000, or 34.8%, compared to net income of $8,842,000 for the six months ended June 30, 2017. Diluted earnings per share were $2.89 for the first six months of 2018, representing a 33.8% increase over diluted earnings per share of $2.16 for the same six months of 2017.

Second quarter 2018 highlights as compared to the second quarter of 2017:

•	Wealth Management Assets under Management and Administration now at $3.1 billion, an increase of 9.8%
•	Revenue of $23.7 million, an increase of 9.8%
•	Loan growth of $72.7 million, or 5.5%
•	Deposit growth of $172.3 million, or 10.7%

“We are pleased to report the Company delivered strong earnings during the second quarter of 2018,” noted Denis K. Sheahan, Chairman and CEO. “Cambridge Bancorp posted strong profitability metrics for the quarter with annualized return on average assets of 1.25% and annualized return on average shareholders’ equity of 16.09%. In the midst of the competitive greater Boston market, loan growth continued, and the Bank’s focus on core deposits, growth in noninterest income businesses, and expense control led to an increase in income before income taxes of 17.4% for the quarter ended June 30, 2018 versus the same period a year ago.”

Balance Sheet

Total assets increased $21.3 million, or 1.1%, from December 31, 2017 and were $2.0 billion as of June 30, 2018.

Total loans increased $50.3 million, or 3.7%, from December 31, 2017 and stood at $1.4 billion as of June 30, 2018. The growth in total loans was due to net loan growth in the commercial real estate, commercial & industrial, and residential mortgage loan portfolios. Commercial real estate loans increased $29.0 million, from $633.6 million at December 31, 2017 to $662.6 million at June 30, 2018. Commercial & industrial loans increased $14.9 million, from $65.3 million at December 31, 2017 to $80.2 million at June 30, 2018. Residential mortgage loans increased $11.1 million, from $538.9 million at December 31, 2017 to $550.0 million at June 30, 2018.

The Company’s total investment securities portfolio increased by $33.5 million, or 7.7%, from $437.2 million at December 31, 2017 to $470.7 million at June 30, 2018 as the Company invested excess cash during the year.

Core deposits, which the Company defines as all deposits other than certificates of deposit, increased by $35.5 million, or 2.2%, from December 31, 2017. The cost of total deposits for the quarter ended June 30, 2018 was 0.24%, as compared to 0.17% for the quarter ended June 30, 2017. The cost of total deposits for the six months ended June 30, 2018 was 0.23%, as compared to 0.17% for the six months ended June 30, 2017. Total deposits at June 30, 2018 were $1.8 billion.

Net Interest and Dividend Income

For the quarter ended June 30, 2018, net interest and dividend income after provision for loan losses increased by $1.7 million, or 12.1%, to $15.9 million, as compared to $14.2 million for the quarter ended June 30, 2017. Interest on loans increased by $1.5 million, or 12.1%, which was driven by a combination of the impact of rising rates on our loan portfolio and net loan growth. The Company’s net interest margin, on a fully taxable equivalent (“FTE”) basis, increased 12 basis points to 3.37% for the quarter ended June 30, 2018, as compared to 3.25% for the quarter ended June 30, 2017.

For the six months ended June 30, 2018, net interest and dividend income after provision for loan losses, increased by $2.5 million, or 9.0%, to $30.7 million, as compared to $28.1 million for the six months ended June 30, 2017. Interest on loans increased by $2.5 million, or 9.9%, which was driven by a combination of the impact of rising rates on our loan portfolio and net loan growth. The Company’s net interest margin, on a fully taxable equivalent basis, increased seven basis points to 3.32% for the six months ended June 30, 2018, as compared to 3.25% for the six months ended June 30, 2017.

Noninterest Income

Total noninterest income increased by $499,000, or 6.8%, to $7.8 million for the quarter ended June 30, 2018, as compared to $7.3 million for the quarter ended June 30, 2017, primarily as a result of higher Wealth Management revenue. Noninterest income was 33.1% of total revenue for the quarter ended June 30, 2018. Wealth Management revenue increased by $555,000, or 9.9%, for the second quarter of 2018, as compared to the second quarter of 2017, primarily due to market appreciation. Wealth Management Assets under Management and Administration increased by $50.2 million from December 31, 2017 to $3.1 billion as of June 30, 2018.

Noninterest income increases were partially offset by lower loan related derivative income and lower gains on loans held for sale of $63,000 and $32,000, respectively, for the quarter ended June 30, 2018, as compared to the quarter ended June 30, 2017.

Total noninterest income increased by $1.4 million, or 9.2%, to $16.0 million for the six months ended June 30, 2018, as compared to $14.7 million for the six months ended June 30, 2017, primarily as a result of higher Wealth Management revenue and higher loan related derivative income associated with the Company’s interest rate risk strategy. Noninterest income was 34.1% of total revenue for the six months ended June 30, 2018. Wealth Management revenue increased by $1.3 million, or 12.1%, for the six months ended June 30, 2018, primarily due to market appreciation. Loan related derivative income increased $221,000 for the six months ended June 30, 2018 as compared to the six months ended June 30, 2017, due to the volume of derivative transactions executed in 2018.

Noninterest income increases were partially offset by lower gains on loans held for sale of $240,000 for the six months ended June 30, 2018 as compared to the six months ended June 30, 2017.

Noninterest Expense

Total noninterest expense increased by $1.0 million, or 7.0%, to $15.8 million for the quarter ended June 30, 2018, as compared to $14.7 million for the quarter ended June 30, 2017, primarily driven by higher salaries and employee benefits expense. The increase in salaries and employee benefits of $1.6 million was driven by the combination of increased staffing to support business initiatives, higher employee benefit costs including performance based equity compensation, and the current year adoption of accounting guidance (“ASU 2017-07”)

for net periodic pension costs and net periodic postretirement benefit costs. The 2018 adoption of ASU 2017-07 required that non-service related pension expense and income items no longer be included in salaries and employee benefits in the Company’s income statement. The non-service related pension expense and income items are instead included in other expenses. Previously reported salaries and employee benefits and other expenses have been restated to reflect the retrospective adoption. The amount added to salaries and employee benefits and deducted from other expenses from the adoption of ASU 2017-07 during the quarter ended June 30, 2018 was approximately $225,000. The retrospective application for the quarter ended June 30, 2017 was a decrease in salaries and employee benefits and an increase in other expenses of approximately $62,000.

Noninterest expense increases were partially offset by lower other expenses of $177,000 resulting from the adoption of ASU 2017-07 as discussed above, lower marketing expense of $137,000, lower data processing costs of $107,000, and lower occupancy and equipment expense of $106,000 for the quarter ended June 30, 2018, as compared to June 30, 2017.

Total noninterest expense increased by $1.6 million, or 5.4%, to $31.3 million for the six months ended June 30, 2018, as compared to $29.7 million for the six months ended June 30, 2017, primarily driven by higher salaries and employee benefits expense. The increase in salaries and employee benefits of $2.5 million was driven by the combination of increased staffing to support business initiatives, higher employee benefit costs including performance based equity compensation, and the adoption of ASU 2017-07. The amount added to salaries and employee benefits and deducted from other expenses from the adoption of ASU 2017-07 for the six months ended June 30, 2018 was approximately $449,000. The retrospective application for the six months ended June 30, 2017 was a decrease in salaries and employee benefits and an increase in other expenses of approximately $119,000.

Noninterest expense increases were partially offset by lower other expenses of $595,000 resulting from the adoption of ASU 2017-07 as discussed above, lower data processing costs of $200,000, and lower occupancy and equipment expense of $132,000 for the six months ended June 30, 2018, as compared to the six months ended June 30, 2017.

Asset Quality

Loan quality remained sound with non-performing loans totaling $1.2 million, or 0.08% of total loans outstanding as of June 30, 2018. The allowance for loan losses was $15.6 million, or 1.12% of total loans outstanding at June 30, 2018, compared to $15.3 million, or 1.13% of total loans outstanding at year end 2017.

Income Taxes

In accordance with the Tax Cuts and Jobs Act of 2017, the Company’s federal statutory corporate tax rate decreased from 35% to 21% effective January 1, 2018. The effective tax rate was 23.7% for the quarter ended June 30, 2018, as compared to 33.8% for the quarter ended June 30, 2017. For the six months ended June 30, 2018, the effective tax rate was 22.8%, as compared to 32.7% for the six months ended June 30, 2017.  Additionally, the Company recognized tax benefit from the accounting for share-based payments in the amount of $57,000 for the quarter ended June 30, 2018 and $205,000 for the six months ended June 30, 2018.

Dividend

On July 16, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.50 per share, which is payable on August 16, 2018 to shareholders of record as of the close of business on August 2, 2018. This represents an increase of $0.02 as compared to the $0.48 dividend paid in the prior quarter.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 128-year-old Massachusetts chartered commercial bank with $2.0 billion in assets and 10 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston. Cambridge Trust Company is one of New England’s leaders in wealth management with $3.1 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at www.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: economic conditions being less favorable than expected, disruptions to the credit and financial markets, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, disruptions in the Company’s ability to access the capital markets and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year end December 31, 2017, which the Company filed on March 21, 2018. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED QUARTERLY RESULTS

June 30, 2018

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(dollars in thousands, except per share data)

Interest and Dividend Income	$16,936	$15,101	$33,068	$29,774
Interest Expense	1,082	871	2,061	1,583
Net Interest and Dividend Income	15,854	14,230	31,007	28,191
Provision for (Release of) Loan Losses	(79)	20	330	50
Noninterest Income	7,844	7,345	16,022	14,672
Noninterest Expense	15,765	14,732	31,266	29,678
Income Before Income Taxes	8,012	6,823	15,433	13,135
Income Tax Expense	1,901	2,309	3,517	4,293
Net Income	$6,111	$4,514	$11,916	$8,842

Data Per Common Share:
Basic Earnings Per Share	$1.49	$1.11	$2.91	$2.17
Diluted Earnings Per Share	1.48	1.10	2.89	2.16
Dividends Declared Per Share	0.48	0.46	0.96	0.92

Avg. Common Shares Outstanding:
Basic	4,059,927	4,034,397	4,057,156	4,024,877
Diluted	4,094,489	4,068,360	4,087,790	4,061,286

Selected Operating Ratios:
Net Interest Margin, FTE	3.37%	3.25%	3.32%	3.25%
Cost of Funds	0.23%	0.19%	0.22%	0.18%
Cost of Interest Bearing Liabilities	0.34%	0.28%	0.33%	0.26%
Cost of Deposits	0.24%	0.17%	0.23%	0.17%
Return on Average Assets	1.25%	0.97%	1.23%	0.96%
Return on Average Equity	16.09%	12.95%	15.95%	12.93%
Efficiency Ratio	66.52%	68.28%	66.48%	69.24%

		June 30,	December 31,	June 30,
		2018	2017	2017

Total Assets		$1,971,214	$1,949,934	$1,895,219
Total Loans		1,401,208	1,350,899	1,328,473
Non-Performing Loans		1,161	1,298	2,129
Allowance for Loan Losses		15,645	15,320	15,303
Allowance to Total Loans		1.12%	1.13%	1.15%
Total Deposits		1,788,287	1,775,400	1,615,981
Total Shareholders’ Equity		155,692	147,957	142,298
Total Shareholders’ Equity to Total Assets		7.90%	7.59%	7.51%
Wealth Management AUM		3,003,494	2,971,322	2,751,182
Wealth Management AUM & AUA		3,135,869	3,085,669	2,855,841
Book Value Per Share		37.93	36.24	34.88

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$35,119	$103,591
Investment securities
Available for sale, at fair value (amortized cost $197,135 and $208,911, respectively)	191,011	205,017
Held to maturity, at amortized cost (fair value $276,866 and $233,554, respectively)	279,694	232,188
Total investment securities	470,705	437,205
Loans held for sale, at lower of cost or fair value	566	—
Loans
Residential mortgage	549,982	538,920
Commercial mortgage	662,613	633,649
Home equity	71,853	74,444
Commercial & Industrial	80,152	65,295
Consumer	36,608	38,591
Total loans	1,401,208	1,350,899
Less: allowance for loan losses	(15,645)	(15,320)
Net loans	1,385,563	1,335,579
Federal Home Loan Bank of Boston Stock, at cost	4,513	4,242
Bank owned life insurance	30,671	31,083
Banking premises and equipment, net	9,116	9,310
Deferred income taxes, net	8,432	8,273
Accrued interest receivable	5,279	5,128
Other assets	21,250	15,523
Total assets	$1,971,214	$1,949,934
Liabilities
Deposits
Demand	$547,631	$493,613
Interest bearing checking	408,074	462,957
Money market	81,848	69,259
Savings	613,478	589,741
Certificates of deposit	137,256	159,830
Total deposits	1,788,287	1,775,400
Short-term borrowings	—	—
Long-term borrowings	3,494	3,579
Other liabilities	23,741	22,998
Total liabilities	1,815,522	1,801,977
Shareholders’ Equity
Common stock, par value $1.00; Authorized 10,000,000 shares; Outstanding: 4,104,317 shares and 4,082,188 shares, respectively	4,104	4,082
Additional paid-in capital	37,152	35,663
Retained earnings	123,276	114,093
Accumulated other comprehensive loss	(8,840)	(5,881)
Total shareholders’ equity	155,692	147,957
Total liabilities and shareholders’ equity	$1,971,214	$1,949,934

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$14,132	$12,555	$27,510	$24,928
Interest on tax-exempt loans	92	139	188	270
Interest on taxable investment securities	1,920	1,656	3,634	3,050
Interest on tax-exempt investment securities	604	660	1,226	1,325
Dividends on FHLB of Boston stock	58	43	109	85
Interest on overnight investments	130	48	401	116
Total interest and dividend income	16,936	15,101	33,068	29,774
Interest expense
Interest on deposits	1,053	683	2,015	1,374
Interest on borrowed funds	29	188	46	209
Total interest expense	1,082	871	2,061	1,583
Net interest and dividend income	15,854	14,230	31,007	28,191
Provision for loan losses	(79)	20	330	50
Net interest and dividend income after provision for loan losses	15,933	14,210	30,677	28,141
Noninterest income
Wealth management revenue	6,139	5,584	12,265	10,946
Deposit account fees	774	806	1,524	1,619
ATM/Debit card income	310	286	581	545
Bank owned life insurance income	136	147	264	309
Gain (loss) on disposition of investment securities	2	(1)	2	(3)
Gain on loans held for sale	18	50	45	285
Loan related derivative income	112	175	584	363
Other income	353	298	757	608
Total noninterest income	7,844	7,345	16,022	14,672
Noninterest expense
Salaries and employee benefits	10,443	8,870	20,516	18,026
Occupancy and equipment	2,219	2,325	4,446	4,578
Data processing	1,289	1,396	2,519	2,719
Professional services	829	826	1,716	1,696
Marketing	336	473	774	743
FDIC Insurance	135	151	286	312
Other expenses	514	691	1,009	1,604
Total noninterest expense	15,765	14,732	31,266	29,678
Income before income taxes	8,012	6,823	15,433	13,135
Income tax expense	1,901	2,309	3,517	4,293
Net income	$6,111	$4,514	$11,916	$8,842
Share data
Weighted average number of shares outstanding, basic	4,059,927	4,034,397	4,057,156	4,024,877
Weighted average number of shares outstanding, diluted	4,094,489	4,068,360	4,087,790	4,061,286
Basic earnings per share	$1.49	$1.11	$2.91	$2.17
Diluted earnings per share	$1.48	$1.10	$2.89	$2.16

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,379,807	$14,132	4.11%	$1,303,998	$12,555	3.86%
Tax-exempt	9,954	116	4.67	16,027	213	5.33
Securities available for sale (3)
Taxable	200,750	823	1.64	243,315	984	1.62
Securities held to maturity
Taxable	194,290	1,097	2.26	128,115	672	2.10
Tax-exempt	77,170	764	3.97	82,649	1,016	4.93
Cash and due from banks	42,185	130	1.24	32,142	48	0.60
Total interest-earning assets (4)	1,904,156	17,062	3.59%	1,806,246	15,488	3.44%
Non interest-earning assets	71,206			73,947
Allowance for loan losses	(15,777)			(15,354)
Total assets	$1,959,585			$1,864,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$419,403	$52	0.05%	$385,384	$20	0.02%
Savings accounts	630,755	655	0.42	542,124	281	0.21
Money market accounts	63,093	30	0.19	73,261	27	0.15
Certificates of deposit	142,588	316	0.89	169,587	355	0.84
Total interest-bearing deposits	1,255,839	1,053	0.34	1,170,356	683	0.23
Other borrowed funds	5,660	29	2.06	65,183	188	1.16
Total interest-bearing liabilities	1,261,499	1,082	0.34%	1,235,539	871	0.28%
Non-interest-bearing liabilities
Demand deposits	522,218			464,851
Other liabilities	23,504			24,602
Total liabilities	1,807,221			1,724,992
Shareholders’ equity	152,364			139,847
Total liabilities & shareholders’ equity	$1,959,585			$1,864,839
Net interest income on a fully taxable equivalent basis		15,980			14,617
Less taxable equivalent adjustment		(184)			(430)
Net interest income		$15,796			$14,187
Net interest spread (5)			3.25%			3.16%
Net interest margin (6)			3.37%			3.25%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2018 and 35% in 2017.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,366,260	$27,510	4.06%	$1,303,303	$24,928	3.86%
Tax-exempt	10,494	237	4.55	16,409	415	5.10
Securities available for sale (3)
Taxable	203,591	1,659	1.64	278,867	2,256	1.63
Securities held to maturity
Taxable	180,725	1,975	2.20	75,230	794	2.13
Tax-exempt	78,183	1,551	4.00	82,687	2,038	4.97
Cash and due from banks	59,462	401	1.36	39,245	116	0.60
Total interest-earning assets (4)	1,898,715	33,333	3.54%	1,795,741	30,547	3.43%
Non interest-earning assets	69,913			72,705
Allowance for loan losses	(15,628)			(15,301)
Total assets	$1,953,000			$1,853,145
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$428,024	$102	0.05%	$402,929	$37	0.02%
Savings accounts	621,060	1,200	0.39	549,365	576	0.21
Money market accounts	64,414	55	0.17	71,860	53	0.15
Certificates of deposit	147,706	658	0.90	169,960	708	0.84
Total interest-bearing deposits	1,261,204	2,015	0.32%	1,194,114	1,374	0.23%
Other borrowed funds	4,612	46	2.01	35,217	209	1.20
Total interest-bearing liabilities	1,265,816	2,061	0.33%	1,229,331	1,583	0.26%
Non-interest-bearing liabilities
Demand deposits	513,167			461,269
Other liabilities	23,335			24,655
Total liabilities	1,802,318			1,715,255
Shareholders’ equity	150,682			137,890
Total liabilities & shareholders’ equity	$1,953,000			$1,853,145
Net interest income on a fully taxable equivalent basis		31,272			28,964
Less taxable equivalent adjustment		(374)			(858)
Net interest income		$30,898			$28,106
Net interest spread (5)			3.21%			3.17%
Net interest margin (6)			3.32%			3.25%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2018 and 35% in 2017.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.